SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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[ ] Confidential, For Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

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[X ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
240.14a-12

CAPTEC NET LEASE REALTY, INC.
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- (Name of Registrant as Specified in its Charter)
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- OPPORTUNITY-PARTNERS L.P.
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Registrant)
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IMPORTANT NOTICE
FOR STOCKHOLDERS OF CAPTEC NET LEASE REALTY, INC.

If the merger between Captec Net Lease Realty, Inc. ("Captec") and Commercial Net Lease Realty, Inc. ("CNLR") becomes effective, Captec stockholders that vote "AGAINST" the merger and have complied with Section 262 of the Delaware General Corporation Law will be entitled to demand a judicial appraisal to determine the fair value of their shares.

The appraised value of your Captec shares may be significantly higher than the consideration paid to stockholders that vote in favor of the proposed merger. Qualifying stockholders will be paid in cash for the appraised value of their shares plus interest. Further details on the appraisal procedure appear on pages 70-73 of Captec's proxy statement of October 11, 2001. Captec has not provided a copy of Section 262 to stockholders. Therefore, any stockholder who wishes to exercise appraisal rights is strongly urged to consult a legal advisor.

Note: Captec stockholders that vote in favor of the proposed merger will forfeit their right to obtain a higher price for their shares. In order to preserve their right to an appraisal, all Captec stockholders are therefore urged to vote "AGAINST" the proposed merger on the enclosed GREEN proxy card.

	For further information, please contact Opportunity Partners
L. P. at (914) 747-5262.